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Exhibit 4.1
                             ULTRAPHONICS-USA, INC.

                                             Warrant to purchase _________
                                             shares of common stock, subject
                                             to the provisions set forth
                                             below.

                  Warrant to Purchase shares of Common Stock of
                 ULTRAPHONICS-USA, INC. (a Georgia Corporation)

         1. Issuance of Warrant.

                  This certifies that, for good and valuable consideration, _______________ and assigns (collectively, the "Warrantholder"), is entitled to purchase from ULTRAPHONICS-USA, INC., a Georgia corporation (the "Company"), subject to the terms and conditions hereof, at any time commencing on the date hereof and before 5:00 p.m., New York time on December 31, 2000,(the "Expiration Date"), ________________ (____) shares of common stock (the "Common Stock" and/or "Warrant Shares") for $.01 per share (the "Exercise Price") This Warrant may be exercised in whole only. The exercise price per share and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment as hereinafter provided.

         2. Manner of Exercise.

                  (a) The Warrant may be exercised by giving written notice of such exercise to the Company, accompanied by payment in full of the Exercise Price, in cash or certified check payable to the Company, for the shares to be purchased. As soon as practicable, but not later than 15 days after Warrantholder has given said written notice and made said payment, the Company shall, without charging stock issue or transfer taxes to Warrantholder, issue the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and non- assessable, and shall deliver to Warrantholder a certificate or certificates therefor, registered in Warrantholder's name. The Warrantholder shall be deemed a stockholder of the Company upon exercise of this Warrant as provided in this Section 2, except that if payment is made by personal check he shall not be deemed a stockholder until such time as his check has cleared.

                  (b) If this Warrant is exercised in part, it must be exercised for a number of whole shares of Common Stock, and the Warrantholder will be entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company



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                  will: (i) issue a certificate or certificates, in such
                  denominations as are requested for delivery by the Warrantholder, in the name of the Warrantholder for the largest number of whole shares of Common Stock to which the Warrantholder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Warrantholder may be entitled, pay to the Warrantholder cash in an amount equal to the fair value of such factional share (determined in such reasonable manner as the Board of Directors of the Company shall determine); and
                  (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant. Upon exercise in accordance with Subsection 2(a) or (b), the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder.

         3. Representation of Warrantholder.

                  (a) By exercising this Warrant, Warrantholder understands and agrees that the shares of Common Stock to be acquired upon exercise of this Warrant will not be registered under the Act, and will be issued in reliance upon an exemption from registration afforded by Rule 504 of Regulation D of the Act; and that the shares will not be registered with any state securities commission or authority. Warrantholder further understands that the shares to be acquired upon exercise of the Warrant may not be offered or sold, unless registered or exempt from registration under the Act and any applicable securities or blue sky laws, and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the shares of Common Stock issuable upon the exercise of the Warrant, an opinion of counsel acceptable to the Company as to the registration or exemption therefrom under the Act and any state blue sky laws. The Warrantholder also understands that the Company is under no obligation to register the shares on his behalf or to assist him in complying with any exemption from registration.

                  (b) By exercising this Warrant, Warrantholder acknowledges that he has, either alone and/or through his agents, been afforded access to all material information concerning the Company and has received responses to all questions specifically posed to the Company relevant to

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                  the issuance of the Warrants to the Warrantholder. Without limiting the foregoing, Warrantholder, upon exercise of this Warrant, hereby represents that he has alone and/or through his agents, had adequate opportunity to ask questions of and receive answers from, responsible officers and/or directors of the Company and to conduct any other investigation he deems necessary and appropriate concerning the issuance of the Warrant. Except as set forth herein, the Company has made no representations or warranties to Warrantholder which have induced, persuaded or stimulated Warrantholder to exercise the Warrant.

                  (c) By exercising this Warrant, Warrantholder acknowledges that the Company will be relying upon the representations made herein in issuing the shares of Common Stock, upon exercise of the Warrant, without registration.

         4. Exchange, Transfer, Assignment or Loss of Warrants

                  The Warrants are exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, Holladay Stock Transfer ("HST") for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of these Warrants to the Company or at the office of HST, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver new Warrants in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof, at the office of the Company or at the office of HST, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrantholder hereof. The term "Warrant" and /or "Warrants" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Warrants, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

         5. Restrictions.

                  The Warrantholder shall not be entitled to any dividend declared by the Company, and shall not be entitled to any voting rights by virtue of the Warrants, except with respect to any shares of Common Stock issued upon the exercise hereof.

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         6. Adjustments to Exercise Price.

                  The price per share at which shares Common Stock may be purchased hereunder, and the number of such shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

                  (a) In case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the shares of Common Stock purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, and the purchase price hereunder per share of such recapitalized Common Stock shall, in the case of an increase in the number of such shares, be proportionately reduced, and in the case of a decrease in the number of such shares, shall be proportionately increased. For the purpose of this subsection (a), a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

                  (b) In the case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance with respect to or in exchange for the number of outstanding shares of Common Stock immediately therefore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the

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                  end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

                  (c) In case the Company shall, while this Warrant remains unexercised in whole or in part, and in force, offer to the holders of Common Stock any rights to subscribe for additional shares of stock of the Company, then the Company shall given written notice thereof to the registered holder hereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of shareholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed with respect to such offer or subscription, and the right of the holder hereof to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on or before the date of such closing of the books or such record date.

                  (d) Any adjustment pursuant to the foregoing provisions shall be made on the basis of the number of shares of Common stock which the holder hereof would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the purchase price hereunder per share, whether or not in effect immediately prior to the time of such adjustment, on the basis of such purchase price immediately prior to the event giving rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of shares of Common Stock which the holder shall be entitled to purchase hereunder and/or such new purchase price per share, and shall prepare, retain on file and transmit to the holder hereof within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment(s).

                  (e) For the purposes of this Section 6, the term "Common Stock" shall include all shares of capital stock authorized by the Company's Certificate of Incorporation, as from time to time amended, which are not limited to a fixed sum or percentage of par value in respect of the right of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.



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         7. Fractional Shares

                  No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrants. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market System, the current value shall be the reported last sale price of one share of common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if the Common Stock is included in the NASDAQ or other automated quotation system other than the National Market System or if no such sale is made on such day, the current value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

                  (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the reported last bid and asked prices of one share of common Stock as reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant.

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         8. Reservation of Warrant Shares.

                  The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

         9. Amendment.

                  This Warrant may be amended upon the written consent of the Company and the Warrantholder.


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         10. Jurisdiction

                  This Warrant shall be governed by and construed in accordance with the laws of the State of New York

                  (Applicable to New Jersey Residents Only):

                  THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY DOES NOT PASS UPON OR ENDORSE THE MERITS OF ANY PRIVATE OFFERING. NO OFFERING DOCUMENT HAS BEEN FILED WITH OR OTHERWISE APPROVED BY THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATIONS TO THE CONTRARY IS UNLAWFUL.

                  THIS WARRANT AND THE SHARES UNDERLYING THIS WARRANT (THE "UNDERLYING SHARES") ARE BEING PURCHASED FOR INVESTMENT AND NOT WITH THE VIEW TO OR FOR SALE IN CONNECTION WITH A DISTRIBUTION OF THIS WARRANT AND/OR THE UNDERLYING SHARES. ANY RESALE OF THIS WARRANT AND/OR THE UNDERLYING SHARES SOLD IN RELIANCE ON THE EXEMPTION PROVIDED BY N.J.S.A 49:3-50 WITHIN 12 MONTHS OF THE SALE SHALL BE PRESUMED TO BE WITH A VIEW TO DISTRIBUTION AND NOT FOR INVESTMENT, EXCEPT A RESALE PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER N.J.S.A 49:3:61,
                  61.1 OR TO AN ACCREDITED INVESTOR PURSUANT TO AN EXEMPTION AVAILABLE UNDER N.J.S.A 49:3:50. THIS WARRANT AND/OR THE UNDERLYING SHARES ISSUED UNDER THE EXEMPTION SET FORTH HEREIN MAY ONLY BE RESOLD PURSUANT TO REGISTRATION OR AN EXEMPTION UNDER THE UNIFORM SECURITIES LAW (1997), N.J.S.A 49:3-47.


Dated: December __, 1999


                                                 ULTRAPHONICS-USA, INC.


                                                 By:_________________________
                                                    C.M. Benedict, President



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                                  PURCHASE FORM

                                                           Dated:____________


         The undersigned hereby irrevocably elects to exercise the within Warrants to the extent of purchasing ____ shares of Common Stock and hereby makes payment of $__________ in payment of the exercise price thereof.


                              ____________________


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name __________________________________________________
         (Please typewrite or print in block letters)

Signature _____________________________________________

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED __________________________________________ hereby sells, assigns and transfers unto

Name ___________________________________________________
         (Please typewrite or print in block letters)

Address _____________________________________________________________________

Social Security or Employer Identification No. ______________________________

The right to purchase Common Stock represented by this Warrant to the extent of ____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________ attorney to transfer the same on the books of the company with full power of substitution.

Dated:_______________, 199_

Signature ______________________________________________

Signature Guaranteed:

______________________
Social Security Number



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